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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation in the registration statement of Diversified Food Group, Inc., on Form S-1 filed with the Securities and Exchange Commission on June 11, 1998, of our reports dated April 27, 1998, September 2, 1997, September 5, 1996 and September 13, 1995 on our audits of the financial statements of Sweet Shop Candies, Inc. as of January 23, 1998, June 30, 1997, 1996 and 1995. We also consent to the reference of our firm under the caption "Experts".

/s/ Weaver and Tidwell, LLP
WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
June 11, 1998